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                                                                    EXHIBIT 99.1

         NETWORK SOLUTIONS ADDS FIVE MILLION NEW REGISTRATIONS IN 1999;
                       REGISTRATION BASE EXCEEDS 8 MILLION

 U.S., CANADA AND U.K. LEAD GLOBALLY; CALIFORNIA, NEW YORK AND FLORIDA TOP U.S.
                              SECOND YEAR IN A ROW

       HERNDON, VA., JANUARY 19, 2000 - Network Solutions, Inc. (NASDAQ: NSOL), the world's leading registrar of domain names, today announced that its Registrar business added more than 5 million net new domain names in 1999, bringing its cumulative total of domain name registrations to 8.1 million at the end of 1999. Net new registrations grew 164 percent over the 1998 total of 1.9 million.

       "In 1999, the demand for a unique Internet identity in .com, .net and .org grew at a faster pace than ever before," said Jim Rutt, CEO of Network
Solutions. "We registered more names in 1999 than we did in the prior six years combined. We have experienced an annualized growth rate of 160 percent in our registration base since 1995."

       In 1999, Network Solutions' Registry gained an additional 890,000 domain names from non-NSI registrars. Currently, 25 registrars including Network Solutions' Registrar, are operational and registering domain names in .com, .net and .org.

       Among the .com, .net and .org top-level domains, .com continues to be the most sought after among Network Solutions' Registrar business, accounting for 79 percent of cumulative total registrations.

       Of Network Solutions' Registrar business, approximately 67 percent of net new registrations in 1999 were completed for U.S. businesses and individuals, compared to international registrations of approximately 33 percent. In 1999, the U.S., Canada and the United Kingdom held the top three positions for the second year in a row in terms of registrations. Network Solutions registered the greatest number of domain names in the following countries:

        1.    United States
        2.    Canada
        3.    United Kingdom
        4.    France
        5.    Germany
        6.    Italy
        7.    Australia
        8.    Japan
        9.    Spain
       10.    Korea
       11.    Sweden
       12.    Netherlands


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       A state-by-state breakdown of Network Solutions' Registrar data shows
Network Solutions had the highest number of registrations in 1999 in California, New York and Florida, unchanged from 1998. The top 12 states by number of registrations in 1999 were:

        1.    California
        2.    New York
        3.    Florida
        4.    Texas
        5.    New Jersey
        6.    Illinois
        7.    Massachusetts
        8.    Washington
        9.    Pennsylvania
       10.    Virginia
       11.    Georgia
       12.    Ohio

ABOUT NETWORK SOLUTIONS

Founded in 1979, Network Solutions, Inc. (NASDAQ: NSOL) pioneered the development of registering Web addresses ending in .com, .net, .org and .edu and is the world's leading Registrar with more than 8 million net registrations. To meet the needs of corporations worldwide, Network Solutions also provides domain name registration services for all available country-code Top-Level Domains, for example, .de (Germany), .fr (France) and .uk (United Kingdom). Network Solutions additionally plays a critical role in the infrastructure of the Internet through its Registry services. Network Solutions' Registry customers include all the Registrars of domain names ending in .com, .net and .org. Network Solutions also provides Internet Technology Services that assist large commercial organizations in the evolution and management of their Internet technologies. For more information, see the www.networksolutions.com Web site.

Network Solutions registers the majority of Web addresses worldwide through various channels, including nearly 240 companies in over 30 countries in its Premier Program and over 35,000 companies in the Affiliate Program. Network Solutions has created value-added small business solutions through agreements with leading companies such as American Express (NYSE: AXP) and Microsoft (Nasdaq: MSFT). Through its Alliance Program, Network Solutions works closely with EarthLink (Nasdaq: ELNK), MindSpring Enterprises, Inc. (Nasdaq: MSPG), Interliant Inc. (Nasdaq: INIT), ValueWeb (Nasdaq: ESPI) and Interland, Inc. Network Solutions also has entered into marketing agreements with companies like Yahoo! Inc. (Nasdaq: YHOO).

Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, increased competition, including price competition, in the domain name registration business, customer acceptance of new products and services offered by the Company in addition to or as enhancements of its registration services, risks associated with the Company's international business, potential volatility in the Company's stock price, uncertainty of Internet privatization, uncertainty of future revenue and profitability and fluctuations in its quarterly operating results. More information about potential factors that could affect the Company's business and financial results is included in the Company's filings with the Securities and Exchange Commission, especially in the Company's Registration Statement on Form S-3 filed on December 22, 1999, Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999.

Contacts:

Media, Cheryl Regan, cregan@netsol.com, 703/742-4847. Investor Relations, Sean McClorey, smclorey@netsol.com, 703/326-6090. Customer Service, 703/742-4777.